Exhibit 4.1.1

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

POWERSHARES DB US DOLLAR INDEX TRUST

Dated as of December 31, 2010

By and Among

DB COMMODITY SERVICES LLC

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

i

POWERSHARES DB US DOLLAR INDEX TRUST

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

This SECOND AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of POWERSHARES DB US DOLLAR INDEX TRUST is made and entered into as promptly as reasonably practicable and after the determination of the net asset value of each series of DB US Dollar Index Master Trust on the 31st day of December, 2010, by and among DB COMMODITY SERVICES LLC, a Delaware limited liability company, WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, and the UNITHOLDERS from time to time hereunder.

*        *        *

RECITALS

WHEREAS, the Trust was formed on August 3, 2006 pursuant to the execution and filing by the Trustee of the Certificate of Trust on August 3, 2006 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of August 3, 2006 (the “Original Agreement”);

WHEREAS, the Managing Owner and the Trustee entered into an Amended and Restated Declaration of Trust and Trust Agreement dated as of November 21, 2006 (as amended from time to time, the “Existing Agreement”) to amend and restate the Original Agreement; and

WHEREAS, the Trustee and the Managing Owner desire to amend the Existing Agreement pursuant to Section 11.1(b)(iii) thereof to make the amendments effectuated hereby.

NOW, THEREFORE, pursuant to Section 11.1(b)(iii) of the Existing Agreement, the Trustee and the Managing Owner hereby amend and restate the Existing Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1. Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Capital Account” means, for each Fund, as of the last day of a taxable period, a Unitholder’s Capital Account as maintained pursuant to Section 6.1, increased by any amounts which such Unitholder is obligated to restore pursuant to any provision of this Trust Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Unitholder in subsequent years under sections

704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Unitholder in subsequent years in accordance with the terms of this Trust Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Managing Owner.

“Affiliate” – An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Beneficial Owners” shall have the meaning assigned to such term in Section 3.5(d).

“Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. For each Fund, a Unitholder’s portion of such Fund’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Unitholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Unitholder’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Business Day” means any day other than a day when banks in New York City are required or permitted to be closed.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 6.1.

“Capital Contributions” means the amounts of cash contributed and agreed to be contributed to the Trust by any Participant or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Certificate of Trust, including all amendments thereto, if any, of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Broker” means any person who engages in the business of effecting transactions in Currency Contracts for the account of others or for his or her own account.

“Continuous Offering” means the continuous offering during which additional Limited Units may be sold in Baskets pursuant to this Trust Agreement.

“Conflicting Provisions” shall have the meaning assigned thereto in Section 15.2(a).

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means the Managing Owner and their respective Affiliates.

“Creation Basket” means the minimum number of Limited Units of a Fund that may be created at any one time, which shall be 200,000 or such greater or lesser number as the Managing Owner may determine from time to time for each Fund.

“Creation Basket Capital Contribution” of a Fund means a Capital Contribution made by a Participant in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket of a Fund as of closing time of the Exchange or the last to close of the exchanges on which any one of the Index Currencies of the Fund are traded, whichever is later, on the Purchase Order Subscription Date.

“Currencies” means positions in Currency Contracts, forward contracts, other foreign exchange positions, as well as cash resulting from any of the foregoing positions.

“Currency Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount of a traded currency at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Depository” means The Depository Trust Company, New York, New York, or such other depository of Limited Units as may be selected by the Managing Owner as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Managing Owner to the Depository, dated as of December 12, 2006 as the same may be amended or supplemented from time to time.

“Distributor” means any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Managing Owner.

“DTC” shall have the meaning assigned to such term in Section 3.5(b).

“DTC Participants” shall have the meaning assigned to such term in Section 3.5(c).

“DTCC” shall have the meaning assigned to such term in Section 3.5(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Withdrawal” shall have the meaning set forth in Section 13.1(a) hereof.

“Exchange” means NYSE Arca or, if the Limited Units of any Fund shall cease to be listed on NYSE Arca and are listed on one or more other exchanges, the exchange on which the Units of such Fund are principally traded, as determined by the Managing Owner.

“Expenses” shall have the meaning assigned to such term in Section 2.4.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year, or, if the Trust is required by law to have a Fiscal Year other than a calendar year, such other applicable quarterly period.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Fund” means a Fund established and designated as a series of the Trust as provided in Section 3.2(a).

“Global Security” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit C.

“Indemnified Parties” shall have the meaning assigned to such term in Section 2.4.

“Index” or “Indexes” means the Index that each Fund is designed to track (or, collectively, the Indexes) as more fully described in Exhibit B hereto, as it may be amended from time to time.

“Index Currencies” means the underlying Currencies that comprise Index or Indexes from time to time, as described in the Prospectus.

“Indirect Participants” shall have the meaning assigned to such term in Section 3.5(c).

“Internal Revenue Service” or “IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Limited Owner” means any person or entity who is or becomes a Beneficial Owner of Limited Units of a Fund.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2.

“Losses” means, in respect of each Fiscal Year of a Fund, losses of such Fund as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Management Fee” means the management fee set forth in Section 4.9.

“Managing Owner” means DB Commodity Services LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Net Asset Value of a Fund” means the total assets of the Trust Estate of a Fund including, but not limited to, all cash and cash equivalents or other securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Fund shall include any unrealized profit or loss on open Currencies positions and any other credit or debit accruing to such Fund but unpaid or not received by the Fund.

(b) All open currency futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be upon the settlement price for that particular currency futures contract traded on the applicable United States exchange on the date with respect to which net asset value of a Fund is being determined; provided, that if a currency futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such currency futures contract and options pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open currency futures contracts and options traded on a non-United States exchange will be based upon the settlement price for that particular currency futures contract or option traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a currency futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such currency futures contract pursuant to policies the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open forward contracts entered into by a Fund shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Fund being determined; provided, that, if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate (and under circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Fund’s commodity brokerage account shall be accrued at least monthly.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of a Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket of a Fund” means the product obtained by multiplying the Net Asset Value Per Unit of a Fund by the number of Limited Units comprising a Basket of such Fund at such time.

“Net Asset Value Per Unit of a Fund” means the Net Asset Value of a Fund divided by the number of Units of such Fund outstanding on the date of calculation.

“NFA” means the National Futures Association.

“NYSE Arca” means NYSE Arca, Inc.

“Order Cut-Off Time” means 1:00 p.m., New York time, on a Business Day.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(iv).

“Participant” means a Person that is (1) a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) a DTC Participant, and (3) has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

“Participant Agreement” means an agreement among a Fund, the Managing Owner and a Participant, substantially in the form of Exhibit D hereto, as it may be amended or supplemented from time to time in accordance with its terms.

“Percentage Interest” shall be a fraction, the numerator of which is the number of a Unitholder’s Units and the denominator of which is the total number of Units of such Fund outstanding as of the date of determination.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, trust or other legal entity.

“Pit Brokerage Fee” shall include floor brokerage, clearing fees, NFA fees and exchange fees.

“Power of Attorney” shall have the meaning assigned thereto in Section 14.2.

“Profits” means, for each Fiscal Year of a Fund, profits of such Fund as determined for U.S. federal income tax purposes and each item of income, gain, loss or deduction entering into the computation thereof.

“Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, or becoming automatically effective, as applicable, as the same may at any time and from time to time be amended or supplemented.

“Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.4(a)(i).

“Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.4(a)(i).

“Pyramiding” means the use of unrealized profits on existing Currencies to provide margin for additional Currencies positions of the same or related Currency.

“Reconstituted Trust” shall have the meaning assigned thereto in Section 13.1(a).

“Redemption Basket” means the minimum number of Limited Units of a Fund that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Units of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).

“Registration Statement” means a registration statement on Form S-1, or any other form, as applicable, as it may be amended from time to time, filed with the SEC pursuant to which the

Trust registered the Units, as the same may at any time and from time to time be further amended or supplemented.

“SEC” means the Securities and Exchange Commission.

“Subscribing Participant” means a Participant who has submitted a Purchase Order Subscription Agreement to create one or more Units that has not yet been filled or accepted by the Managing Owner.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Tax Matters Partner” shall have the meaning assigned thereto in Section 1.6(b).

“Transaction Fee” shall have the meaning assigned thereto in Section 3.4(d).

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means PowerShares DB US Dollar Index Trust, the Delaware statutory trust formed in separate series pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement, as it may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Fund, any cash, currency futures, forward and option contracts, all funds on deposit in the Fund’s accounts, and any other property held by such Fund, and all proceeds therefrom, including any rights of the Fund pursuant to any other agreements to which the Fund is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of a Fund, where no distinction is required by the context in which the term is used.

“Units” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, a Fund. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units.

“Unrealized Gain” attributable to Fund property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination.

“Unrealized Loss” attributable to Fund property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

SECTION 1.2. Name.

(a) The name of the Trust is “PowerShares DB US Dollar Index Trust” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3. Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee, subject to Section 2.5.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005.

SECTION 1.4. Declaration of Trust. The Trust has received the sum of $1,000 for each Fund in bank accounts in the name of each Fund controlled by the Managing Owner, which funds shall be held in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders of each Fund. It is the intention of the parties hereto that the Trust shall be a statutory trust organized in series, or Funds, under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that each Fund is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto to create a partnership among the Unitholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5. Purposes and Powers. The purposes of the Trust and each Fund shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of the Index Currencies, including but not limited to, exchange-traded futures on the Index Currencies with a view to tracking the performance of the applicable Indexes over time; (b) to enter into forward contracts referencing the applicable Indexes or one or more of the Index Currencies with a view to tracking the performance of the applicable Indexes over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.6. Tax Treatment.

(a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Units of each Fund will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Fund, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the classification of each Fund as a partnership in which each of the Unitholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units of each Fund with respect to the treatment of the Units of such Fund as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of each Fund initially shall be the Managing Owner. The Tax Matters Partner, at the expense of each Fund, (i) shall prepare or cause to be prepared and filed each Fund’s tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to each Fund’s tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to each Fund’s tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment of any Fund; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in any Fund, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder of a Fund in this Section 1.6(b) is hereby approved by each Unitholder of such Fund as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, each Fund hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

SECTION 1.7. General Liability of the Managing Owner.

(a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Fund, to the extent not paid out of the assets of each Fund, to the same extent the Managing Owner would be so liable as if each Fund were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Units of each Fund. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust or any Fund by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust or any Fund is a party, shall look only to the appropriate Fund Trust Estate for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

SECTION 1.8. Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Unitholder) as nominee.

SECTION 1.9. Series Trust. The Units of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VII, VIII, IX and X of this Trust Agreement shall apply also with respect to each such Fund as if each such Fund were a separate statutory trust under the Delaware Trust Statute, and each reference to the term “Trust” in such Articles shall be deemed to be a reference to each Fund separately to the extent necessary to give effect to the foregoing intent, as the context may require. The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Trust Statute.

ARTICLE II

THE TRUSTEE

SECTION 2.1. Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing

Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2. Powers. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4. Indemnification. The Trust (or if the Trust has insufficient assets, the Managing Owner) shall be liable for, and does hereby indemnify, protect, save and keep harmless the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of the Trust Agreement or the removal or resignation of the Trustee.

SECTION 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund Trust Estate for payment or satisfaction thereto; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust or any Fund is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any Participant or Commodity Broker;

(e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Fund arising under this Trust Agreement or any other agreements to which the Trust or any Fund is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust or any Fund is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

SECTION 2.7. Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 2.8. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of any Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Trust Estate.

ARTICLE III

CAPITAL CONTRIBUTIONS; CREATIONS AND ISSUANCE OF CREATION BASKETS

SECTION 3.1. General.

(a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more series, or Funds, from time to time as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Units of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b) The Managing Owner may, without Limited Owner approval, divide or subdivide Units of any Fund into two or more classes or sub-classes, Units of each such class or sub-class having such preferences and special or relative rights and privileges as the Managing Owner may determine as provided in Section 3.3. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or sub-classes, shall not limit the authority of the Managing Owner to divide a Fund and establish and designate separate classes or sub-classes thereof.

(c) The number of Fund Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units of any Fund or class thereof into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof. The Managing Owner may issue Units of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Limited Owners thereof. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Fund or class thereof reacquired by the Trust. Unless otherwise determined by the Managing Owner, treasury Units shall not be deemed cancelled. The Units of each Fund shall initially be divided into two classes: General Units and Limited Units.

(d) The Managing Owner and/or its Affiliates has made an investment of $1,000 in each Fund.

(e) Other than contemplated by Section 3.5, no certificates or other evidence of beneficial ownership of the Units will be issued.

(f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2. Establishment of Series, or Funds, of the Trust.

(a) Without limiting the authority of the Managing Owner set forth in Section 3.2(b) to establish and designate any further series, the Managing Owner has heretofore established and designated two initial series, or Funds, as follows:

PowerShares DB US Dollar Index Bullish Fund; and

PowerShares DB US Dollar Index Bearish Fund.

The provisions of this Article III shall be applicable to the above-designated Funds and any further Fund that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Managing Owner with respect to any Fund created after the initial formation of the Trust in the written instrument creating such Fund.

(b) The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular series previously established and designated, the Managing Owner may by an instrument executed by it abolish that series and the establishment and designation thereof. Each instrument referred to in this Section shall have the status of an amendment to this Trust Agreement.

SECTION 3.3. Establishment of Classes and Sub-Classes. The division of any series, or Funds, into two or more classes or sub-classes and the establishment and designation of such classes or sub-classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of any series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class or sub-class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.4. Offer of Limited Units, Procedures for Creation and Issuance of Creation Baskets.

(a) General. The following procedures, as supplemented by the more detailed procedures specified in the Exhibits, annexes, attachments and procedures, as applicable to the Participant Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by each Fund is unlimited.

(i) On any Business Day, each Participant may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by a Participant, a “Purchase Order Subscription Agreement”) in the manner provided in the Participant Agreement. Purchase Order Subscription Agreements must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from Participants with respect to which a Participant Agreement for the Fund is in full force and effect. The Managing Owner will maintain and make available at the Trust’s principal offices during normal business hours a current list of the Participants for each Fund with respect to which a Participant Agreement is in full force and effect. The Managing Owner will deliver (or cause to be delivered) a copy of the Prospectus to each Fund Participant prior to its execution and delivery of the applicable Participant Agreement and prior to accepting any Purchase Order Subscription Agreement.

(ii) Any Purchase Order Subscription Agreement is subject to rejection by the Managing Owner pursuant to Section 3.4(c).

(iii) After accepting a Fund Participant’s Purchase Order Subscription Agreement, the Managing Owner will issue and deliver Creation Baskets to fill such Fund Participant’s Purchase Order Subscription Agreement as of noon New York time on the Business Day immediately following the Purchase Order Subscription Date, but only if by such time the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the applicable Fund the Creation Basket Capital Contribution due from the Fund Participant submitting the Purchase Order Subscription Agreement for the Fund.

(b) Deposit with the Depository. Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order Subscription Agreement, the Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Fund Participant that submitted the Purchase Order Subscription Agreement.

(c) Rejection. For each Fund, the Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution: (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust, any Fund or to any Limited Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

(d) Transaction Fee. For each Fund, a non-refundable transaction fee will be payable by a Fund Participant to the Managing Owner for its own account in connection with each Purchase Order Subscription Agreement pursuant to this Section and in connection with each Redemption Order of such Participant pursuant to Section 7.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $500, but may be changed as provided below. Even though a single Purchase Order Subscription Agreement or Redemption Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order for a Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Managing Owner, but will not in any event exceed 0.10% of the Net Asset Value Per Basket of a Fund at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be. The Managing Owner shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Units until 30 days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

(e) Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the applicable Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.5. The

Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Units by giving notice to the Managing Owner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Managing Owner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Managing Owner or, if such a replacement is unavailable, to terminate the Trust or the Funds, as applicable.

SECTION 3.5. Book-Entry-Only System, Fund Global Securities.

(a) Global Security. The Trust and the Managing Owner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Units of each Fund. Limited Units of each Fund will be represented by a Global Security (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Limited Units will be issued. The Global Security for each Fund shall be in the form attached hereto as Exhibit C or described therein and shall represent such Limited Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Limited Units of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Limited Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Units represented thereby shall be made in such manner and upon instructions given by the Managing Owner on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Managing Owner as follows: The Depository is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for DTC’s participants (the “DTC Participants”). DTC also facilitates the post-trade settlement among DTC Participants of sales and other securities transactions among the DTC Participants in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities, brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Beneficial Owners. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Limited Units of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Managing Owner on behalf of each Fund and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Limited Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in Limited Units (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased or sold Limited Units a written confirmation relating to their purchase or sale of Limited Units.

(e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Limited Units, references herein to the registered or record owners of Limited Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Limited Units. Beneficial Owners of Limited Units will not be entitled to have Limited Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Units under this Trust Agreement. Accordingly, to exercise any rights of a holder of Limited Units under this Trust Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trust and the Managing Owner understand that under existing industry practice, if the Trust or any Fund requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Limited Units of such Fund, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Units through it, with each successive Indirect Participant continuing to notify each person holding Limited Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Limited Units is held.

(f) Communication between the Trust and the Beneficial Owners. As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Limited Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Limited Unit holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Limited Units, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Distributions on Limited Units pursuant to Section 3.8 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Units. The Trust and the Managing Owner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Limited Units as shown on the records of the Depository or its nominee. The Trust and the Managing Owner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Funds, the Trustee or the Managing Owner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Limited Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Limited Units.

(h) Limitation of Liability. Each Global Security to be issued hereunder is executed and delivered solely on behalf of the applicable Fund by the Managing Owner, as Managing Owner, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Fund in each Global Security are made and intended not as personal representations, undertakings and agreements by the Managing Owner or the Trustee, but are made and intended for the purpose of binding only the Fund. Nothing in the Global Security shall be construed as creating any liability on the Managing Owner or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Managing Owner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.5.

SECTION 3.6. Assets. All consideration received by a Fund for the issue or sale of Units together with all of the applicable Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held and accounted for in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) separately from the other assets of the Trust, or any other Fund. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Fund, the Managing Owner shall allocate them among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.7. Liabilities of Funds. (a) The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that series and only that series; and all expenses, costs, charges, indemnities and reserves attributable to that Fund, and any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund, shall be allocated and charged by the Managing Owner to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular series shall include a recitation limiting the obligation or claim represented thereby to that series and its assets.

(b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only and against the Managing Owner, and not against the assets of the Trust generally or of any other series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Fund. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular series shall include a recitation limiting the obligation on Units represented thereby to that series and its assets.

(i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions, if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all series, any combination of series or one particular series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series;

(ii) the Managing Owner and the Trustee will not take, demand or receive from any Fund or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(iii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other series, the Trust generally, or any of their respective assets;

(iv) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any series (other than the Applicable Series), as the case may be;

(v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated

Claims from a Fund or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Fund or the Trust that paid such amounts for distribution by the Fund or the Trust in accordance with the terms hereof; and

(vi) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(c) Any agreement entered into by the Trust, any Fund, or the Managing Owner, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order Subscription Agreement entered into with each Limited Owner, will include language substantially similar to the language set forth in Section 3.7(b).

SECTION 3.8. Distributions.

(a) Distributions on Units may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders, from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. All distributions on Units thereof shall be distributed pro rata to the Unitholders in proportion to the total outstanding Units held by such Unitholders at the date and time of record established for the payment of such distribution and in accordance with Section 3.5(g). Such distributions may be made in cash or Units as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such distribution to that Unitholder.

(b) The Units shall represent units of beneficial interest in each applicable Trust Estate. Each Unitholder shall be entitled to receive its pro rata share of distributions of income and capital gains in accordance with Section 3.8(a).

SECTION 3.9. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value per Unit of a Fund multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Fund in accordance with Section 3.5(g).

SECTION 3.10. Equality. Except as provided herein, all Units of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Unit shall be equal to each other Unit. The Managing Owner may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Funds or in any way affecting the rights of Unitholders.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1. Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement. The Managing Owner may delegate as provided herein, the duty and authority to manage the business and affairs of the Trust.

SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (i) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (ii) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (iii) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute each Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e) To pay or authorize the payment of distributions to the Unitholders and expenses of each Fund;

(f) To make any elections on behalf of the Trust or any Fund under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust or any Fund; and

(g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Funds (not including Units owned by the Managing Owner) is not obtained.

SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Select the Trust’s or any Fund’s Trustee, transfer agent, custodian and clearing brokers, and any other service provider;

(f) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and each Fund as a “partnership” for U.S. federal income tax purposes;

(g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. No material change related to brokerage fees shall be made except upon sixty (60) Business Days’ prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners’ redemption rights as set forth in Section 7.1 hereof;

(h) Have fiduciary responsibility for the safekeeping and use of each Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest;

(i) For each Fund, enter into a Participant Agreement with each Participant and discharge the duties and responsibilities of the Fund and the Managing Owner thereunder;

(j) For each Fund, receive from Participants and process properly submitted Purchase Order Subscription Agreements, as described in Section 3.4(a)(iii);

(k) For each Fund, in connection with Purchase Order Subscription Agreements, receive Creation Basket Capital Contributions from Participants;

(l) For each Fund, in connection with Purchase Order Subscription Agreements, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order Subscription Agreement for which the Managing Owner has received the requisite Transaction Fee and the Trust has received the requisite Creation Basket Capital Contribution, as described in Section 3.4(d);

(m) For each Fund, receive from Participants and process properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;

(n) For each Fund, in connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Units corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;

(o) Interact with the Depository as required;

(p) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or Distributors, as applicable;

(q) In its sole discretion, cause each Fund to do one or more of the following: make, refrain from making, or once having made, to revoke, the election referred to in section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof;

(r) In its sole discretion, cause each Fund to do one or more of the following: make, refrain from making, or once having made, to revoke the election by a qualified fund under Code section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof; and

(s) Perform such other services as the Managing Owner believes that the Trust may from time to time require.

SECTION 4.4. General Prohibitions. The Trust and each Fund, as applicable, shall not:

(a) Redeem the Units other than to fund a redemption request from a Participant;

(b) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Currencies positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

(c) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a Commodity Broker to close out sufficient Currencies positions of the Trust so as to restore the Trust’s account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(d) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(e) Engage in Pyramiding of its Currencies positions; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Currencies positions;

(f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

(h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations;

(i) Permit churning of its Currency trading account(s) for the purpose of generating excess brokerage commissions;

(j) Enter into any exclusive brokerage contract;

(k) Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on interseries liability set forth in Section 3804 of the Delaware Trust Statute; or

(l) Cause the Trust or any Fund to elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust, any Fund or to any Unitholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Managing Owner or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Managing Owner with reasonable care.

SECTION 4.6. Fiduciary Duty.

(a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Unitholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Fund (excluding Units held by the Managing Owner and its Affiliates) affected by the change pursuant to Section 11.1(a) below.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

SECTION 4.7. Indemnification of the Managing Owner.

(a) The Managing Owner shall be indemnified by the Trust (or, in furtherance of Section 3.7, any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the applicable Trust Estate or Trust Estates. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner.

(b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust or any Fund shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

(e) The term “Managing Owner” as used in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount pursuant to this Section shall be subject to Section 3.7 with respect to the allocation of liabilities and other amount, as appropriate, among the Funds.

SECTION 4.8. Expenses and Limitations Thereon.

(a)(i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses as defined in Section 4.8(a)(ii).

(ii) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, the Funds and the Units and in offering, distributing and processing the Units under applicable U.S. federal and state law, as applicable, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the continuous offering of the Units, including, but not limited to, expenses such as: (A) initial and ongoing registration fees, filing fees, escrow fees and taxes, (B) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Continuous Offering, (C) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Continuous Offering, (D) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Continuous Offering, and (E) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith. However, such Organization and Offering Expenses shall exclude any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b) Routine Operational, Administrative and Other Ordinary and Extraordinary Fees and Expenses. All ongoing charges, costs and expenses of each Fund’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (ii) Fund meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; and (ix) required payments to any other service providers of the Trust pursuant to any applicable contract shall be billed to and/or paid by the Managing Owner. The Management Fee and extraordinary fees and expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the respective Funds. Each Fund shall pay all its extraordinary fees and expenses (as defined in the next sentence), if any, of such Fund generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses shall include, but not be limited to, fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of each Fund or of managed futures trusts in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary fees and expenses.

(c) Brokerage Commissions and Fees. Each Fund shall pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities.

(d) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of a Fund for which payment a Fund is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for a Fund in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(e) All general expenses of the Trust will be allocated among the Funds as determined by the Managing Owner in its sole and absolute discretion.

SECTION 4.9. Compensation to the Managing Owner. The Managing Owner shall be entitled to compensation for its services as managing owner of each Fund as set forth in the Prospectus (the “Management Fee”).

SECTION 4.10. Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

SECTION 4.11. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of each Fund’s aggregate Net Asset Value (excluding Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Units at their respective Net Asset Value. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

SECTION 4.12. Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Trust, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1. General Prohibition. To the fullest extent permitted by law, a Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2. Transfer of Managing Owner’s General Units.

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

(c) Upon assignment of all of its Units, the Managing Owner shall not cease (x) to be a Managing Owner of the Trust, or (y) to have the power to exercise any rights or powers as a Managing Owner, or (z) to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3. Transfer of Limited Units. Beneficial Owners that are not DTC Participants may transfer Limited Units by instructing the DTC Participant or Indirect Participant holding the Limited Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Limited Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

ARTICLE VI

CAPITAL ACCOUNTS; ALLOCATIONS

SECTION 6.1. Capital Accounts. The Trust shall maintain for each Unitholder with respect to each Fund (which includes beneficial owners of Units where information regarding the identity of such owner has been furnished to the Trust in accordance with section 6031(c) or the Code or any other method acceptable to the Managing Owner in its sole discretion) owning a Unit a separate Capital Account with respect to such Fund interest in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv). The initial balance of each Unitholder’s book capital account shall be the amount of its initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the respective Unit and all items of income and gain with respect to each Fund computed and allocated to the Unitholder’s Units in accordance with this Trust Agreement and (ii) decreased by the amount of cash distributions made with respect to such Unit and all items of deduction and loss with respect to each Fund computed and allocated in accordance with this Agreement.

(a) Consistent with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Units with respect to a Fund for cash, the Capital Accounts of all Unitholders with respect to such Fund shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to each Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to its Unitholders at such time pursuant to Section 6.3.

(b) In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Unitholder’s Units, the capital accounts of all Unitholders with respect to a Fund shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Unitholders at such time pursuant to Section 6.3.

SECTION 6.2. Periodic Closing of Books. Within forty-five (45) days after the end of each calendar month (or such other period as the Managing Owner may determine in its sole discretion) or such shorter period as required for the final closing of the books for the taxable year, each Fund shall conduct an interim closing of the books of the Fund as of the end of the last day of that calendar month (or such other period as the Managing Owner may determine in its sole discretion). On the basis of the closing of the books for each calendar month (or such other period as the Managing Owner may determine in its sole discretion), each Fund shall determine the amount of Profit and Loss of the Fund attributable to that calendar month (or such other period as the Managing Owner may determine in its sole discretion). Fund Profits and Losses shall be determined in accordance with the accounting methods followed by the Fund for U.S. federal income tax purposes.

SECTION 6.3. Periodic Allocations. All allocations to Unitholders of items included within a Fund’s Profits and Losses attributable to each calendar month (or such other periods as the Managing Owner may determine in its sole discretion) shall be allocated solely among the Unitholders recognized as Unitholders as of the close of the last trading day of the preceding month (or the last trading day of such other period as the Managing Owner may determine in its sole discretion), as follows:

(a) For purposes of maintaining each Fund’s Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Unitholders in accordance with their respective Percentage Interests.

(b) Any item of loss or deduction otherwise allocated to the Managing Owner pursuant to Section 6.3 which is in excess of such Managing Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Unitholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Managing Owner’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Unitholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Unitholders. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Managing Owner equal to the amount of such allocated loss or deduction will be allocated to the other Unitholders in accordance with their Percentage Interests as quickly as possible.

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Fund income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

(d) Notwithstanding any other provision of this Trust Agreement, upon or prior to the issuance of additional Units, the Managing Owner shall have the sole and complete discretion, without the approval of any other Unitholder, to amend any provision of this

Article VI in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Units.

SECTION 6.4. Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Fund asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under section 743(b) of the Code, a Fund is authorized (but not required), in the Managing Owner’s sole and complete discretion, to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the weighted average closing price of the Units of the particular Fund on the Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 5.3 without regard to the actual price paid by the transferee (or any other convention as the Managing Owner may determine in its sole and complete discretion).

SECTION 6.5. Allocation of Profit and Loss for U.S. Federal Income Tax Purposes.

(a) Except as otherwise provided, each item of income, gain, loss, deduction and credit of each Fund shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for federal income tax purposes among the Unitholders of each Fund as follows:

(i) Items attributable to an Adjusted Property will be allocated among the Unitholders of each Fund in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the property and the allocations thereof pursuant to Sections 6.3(a) and (b).

(ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under section 704(c) principles to the allocations provided under this Section.

(iii) Subject to this Section 6.5(b), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to the other Unitholders of a Fund pursuant to Section 6.3(b) shall be allocated to such other Unitholders in the same manner and to the same extent provided in this Section 6.5(b).

(iv) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).

(c) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

(d) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Unitholders in such Fund (subject to the same limitation).

SECTION 6.6. Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by a Fund for federal income tax purposes and allocated to Unitholders in such Fund in accordance with the provisions of this Agreement shall be determined without regard to any election under section 754 of the Code which may be made by such Fund; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Section 734 or 743 of the Code.

SECTION 6.7. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Units; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders of such Fund as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.8. Admissions of Unitholders; Transfers. For purposes of this Article VI, items of each Fund’s income, gain, loss, deduction and credit attributable to a transferred Unit shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by section 706 of the Code) and shall be allocated to such Unitholders who own the Units as of the close of the Exchange on the last day of the month in which the transfer is recognized by the Trust; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Trust shall be allocated to the Unitholders who own Units as of the close of the Exchange on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by section 706 of the Code and the regulations or rulings promulgated thereunder.

SECTION 6.9. Liability for State and Local and Other Taxes. In the event that the Trust or a Fund shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or such Fund shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust or any Fund shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust or such Fund to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust or such Fund, any taxes so required to be withheld and paid over by the Trust or such Fund within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust or the Fund to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust or a Fund to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust or any Fund to such Unitholder, shall be reduced by any obligations owed to the Trust or any Fund by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust or any Fund to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust or any Fund from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

SECTION 6.10. Consent to Methods. The methods set forth in this Article VI by which Distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Unitholder as an express condition to becoming a Unitholder.

ARTICLE VII

REDEMPTIONS

SECTION 7.1. Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Participant Agreement, which may be amended from time to time in accordance with the provisions of such Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a) On any Business Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Managing Owner pursuant to Section 3.4(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Managing Owner (such request, a “Redemption Order”) in the manner specified in the procedures specified in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket of a Fund as of the closing time of the Exchange or the last to close of the exchanges on which any of the Index Currencies is traded, whichever is later, on the Redemption Order Date.

(d) By noon, New York time, on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by noon, New York time, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository. If by such Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Managing Owner’s account at the Depository by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time the Managing Owner has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s or the applicable Fund’s account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange or any other applicable exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of a Fund’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures.

SECTION 7.2. Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Units in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1. No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Owners shall not participate in the management or control of the Trust’s or the applicable Fund’s business nor shall they transact any business for the Trust or any Fund or have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust or any Fund in excess of its Capital Contribution plus its share of any Fund Trust Estate in which such Limited Owner owns a Limited Unit and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in its capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on its Capital Contribution. By the purchase and acceptance or other lawful delivery and acceptance of Limited Units, each Beneficial Owner shall be deemed to be a Limited Owner and beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Limited Units owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants, or Indirect Participants, as applicable, acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.5.

SECTION 8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) The Limited Owners shall have the right to obtain from the Managing Owner information on all things affecting the Trust or the applicable Fund, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust or the applicable Fund, including, without limitation, such reports as are set forth in Article IX and the list of Participants contemplated by Section 3.4(a)(i). In the event that the

Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the list of Participants contemplated by Section 3.4(a)(i), the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in a Fund (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Fund). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under U.S. federal or state law.

(b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof, the Limited Owners shall have the right to demand the return of their Capital Account only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. The Limited Owner shall not have any right to bring an action for partition against the Trust or a Fund.

(d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Fund (not including Units held by the Managing Owner and its Affiliates), voting separately as a class, may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in the trading policies, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(e), and in the case of (iii), (iv) and (v) in each instance on 60 days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust or any Fund.

SECTION 8.3. Limitation on Liability.

(a) Except as provided in Sections 4.7(f), and 6.2 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Capital Contribution and his share of the applicable Fund Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Participant Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Trust or the applicable Fund shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.2 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Sections 3.6 and 3.7 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1. Books of Account. Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the applicable Fund, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2. Annual Reports and Monthly Statements.

(a) Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA subject to, as applicable, either (y) certain relief granted by the CFTC or (z) pursuant to the applicable rules and regulations of the CFTC, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and the Funds and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(b) The Limited Owners will have access to periodic reports filed with the SEC by the Managing Owner on behalf of the Trust. The Managing Owner will file (i) the Quarterly Reports on Form 10-Q, filed for the first three quarters of each fiscal year; (ii) the Annual Reports on Form 10-K, filed at end of each fiscal year; and (iii) Current Reports on Form 8-K, which will be filed as necessary to announce material events not disclosed in either Form 10-Q or 10-K.

SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file its U.S. federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4. Calculation of Net Asset Value. Net Asset Value of a Fund shall be calculated at such times as the Managing Owner shall determine from time to time.

SECTION 9.5. Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known addresses of, and number of Units owned by, all Unitholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s and Funds’ U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written Trust Agreements, Participant Agreements, including any amendments thereto, and any financial statements of the Trust and the Funds. The Managing Owner may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format as the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.6. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

ARTICLE X

FISCAL YEAR

SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2006. If, after commencement of operations, applicable tax rules require the Trust to adopt a taxable year other than the calendar year, the term “Fiscal Year” for the Trust shall mean such other taxable year as required by Code Section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Fiscal Year in which the Trust shall terminate shall end on the date of such termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1. Amendments to this Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least 10% of the Net Asset Value of each Fund, unless the proposed amendment affects only certain series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of each affected series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the Net Asset Value of all Funds (excluding Units held by the Managing Owner and its Affiliates) or, if the proposed amendment affects only certain series, of each affected series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owner, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of any Fund as a partnership for U.S. federal income tax purposes. Amendments to this document which adversely affect (i) the rights of Limited Owners, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below, and (iv) any material changes in the Trust’s or a Fund’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Fund or, if not all Funds are affected, of the affected Fund or Funds (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of this Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments made are necessary to ensure that the Funds’ status as partnerships will be respected for U.S. federal income tax purposes.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party, and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

(g) To the fullest extent permitted by law, no provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2. Meetings of the Trust or the Funds. Meetings of the Unitholders may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least 10% of the Net Asset Value of all Funds or any Fund, as applicable. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the applicable Fund. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, any Fund or any Unitholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1. Term. The term for which the Trust and each Fund is to exist shall commence on the date of the filing of the Certificate of Trust, and shall be perpetual, unless terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1. Events Requiring Dissolution of the Trust or any Fund. The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Fund (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(e) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of all Funds (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(f) The determination of the Managing Owner that a Fund’s aggregate net assets in relation to the operating expenses of such Fund make it unreasonable or imprudent to continue the business of such Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust or any Fund as of the close of business on any Business Day declines below $10 million.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Fund, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article IX hereof relating to the books of account and reports of the applicable Fund.

SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust or any Fund, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority-in-interest of the Limited Owners may propose and approve) shall take full charge of the applicable Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust or any Fund, the Managing Owner will contribute to the Trust or Fund an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the total Capital Contributions of the Limited Owners. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust or a Fund to its creditors, and the balance, if any, shall be distributed to those Unitholders whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Managing Owner or Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of its applicable Purchase Order Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2. Effect of Executing and Submitting the Purchase Order Subscription Agreement. By executing and submitting the Purchase Order Subscription Agreement, each Limited Owner has agreed to concurrently grant the following power of attorney to the Managing Owner (the “Power of Attorney”) which:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute)

pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2. Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust and Fund records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust, each Fund and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7. No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Unitholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

SECTION 15.8. Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.10. Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust or any Fund, which shall belong exclusively to DB Commodity Services LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Joseph B. Feil
Name: Joseph B. Feil
Title: Vice President

DB COMMODITY SERVICES LLC, as Managing Owner

By:	/s/ Michael Gilligan
Name: Michael Gilligan
Title: Principal Financial Officer

By:	/s/ Alex Depetris
Name: Alex Depetris
Title: Vice President

All Limited Owners now and hereafter admitted as Limited Owners of the Trust and reflected in the records maintained by the Depository, the DTC Participants or the Indirect Participants, as the case may be, as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Limited Owners

DB COMMODITY SERVICES LLC, as attorney-in-fact

By:	/s/ Michael Gilligan
Name: Michael Gilligan
Title: Principal Financial Officer

By:	/s/ Alex Depetris
Name: Alex Depetris
Title: Vice President

EXHIBIT A

CERTIFICATE OF TRUST

08/03/2006 11:09 [illegible] NO.702 P002

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:04 AM 08/03/2006
FILED 11:04 AM 08/03/2006
SRV 060720461 - 4199878 FILE

THIS Certificate of Trust of PowerShares DB US Dollar Index Trust (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

1. Name. The name of the statutory trust formed hereby is PowerShares DB US Dollar Index Trust.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

3. Separate Series. Pursuant to Section 3806(b)(2) of the Act, the Trust will issue one or more series of beneficial interests having the rights and preferences specified in the governing instrument of the Trust, as it may be amended from time to time (each a "Series").

4. Notice of Limitation of Liability of Each Series. Pursuant to Section 3804(a) of the Act, the liabilities of each Series shall be limited such that (a) the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable against the assets of that particular Series only, and not against the assets of the Trust generally, or the assets of any other Series and (b) none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other Series shall be enforceable against the assets of the particular Series.

5. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Trust

By: [signature]
Name: Joseph B. Feil
Title: Assistant Vice President

[illegible]

A-1

Exhibit B

DESCRIPTION OF THE

DEUTSCHE BANK LONG US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

AND

DEUTSCHE BANK SHORT US DOLLAR INDEX (USDX®) FUTURES INDEX – EXCESS RETURNTM

(the “Description”)

(Amended as of December 31, 2010)

General

The Deutsche Bank Long US Dollar Index (USDX®) Futures Index – Excess ReturnTM (the “Long Index”) and the Deutsche Bank Short US Dollar Index (USDX®) Futures Index – Excess ReturnTM (the “Short Index”) are designed to reflect the changes in market value over time, whether positive or negative, from investing in long or short positions, respectively, in the first to expire futures contracts1 (the “DX Contracts”) whose changes in market value over time, whether positive or negative, in turn, are tied to the U.S. Dollar Index (the “USDX®”). This Description may refer to the Long Index and Short Index either each as an Index or collectively as the Indexes. DX Contracts are traded through ICE Futures U.S., under the symbol “DX.” The fair value of DX Contracts is based on foreign exchange future prices for the underlying Index Currencies (as defined below). The fair value of DX Contracts is calculated in the same way as a spot index. DX Contracts, similar to single currency futures contracts, will trade at a forward premium or discount based on the interest rate differential between the U.S. dollar and the Index Currencies.

The USDX® is a leading benchmark of the spot U.S. dollar and provides a general indication of the international value of the U.S. dollar by geometrically averaging the exchange rates between the U.S. dollar and the six major world currencies (each, “Index Currency”, collectively, “Index Currencies”) which comprise the USDX® — Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc.

The following table reflects the index base weight (the “Index Base Weight”) of each Index Currency as of March 1973 with respect to the USDX®:

Index Currency	Index Base Weight
Euro	0.576
Japanese Yen	0.136
British Pound	0.119
Canadian Dollar	0.091
Swedish Krona	0.042
Swiss Franc	0.036
Closing Level at Inception:	1.000

[1]	The first to expire futures contracts are futures contracts that expire during the months of March, June, September and December.

The Euro was included in the USDX® in 1999 and replaced the following currencies that were originally included in the USDX®: Belgian Franc, Dutch Guilder, German Mark, French Franc and Italian Lira.

There are no regularly scheduled adjustments or rebalancings of the USDX®. The USDX® has only been adjusted once, when the Euro, as noted in the above paragraph, was introduced as the common currency for the European Union (EU) bloc of countries. Without any other adjustments, the combination of components and their respective weightings in the USDX® have yielded performance results similar to other commonly used US dollar indexes, whether those index methodologies are based on trade weights or capital flow weights.

Each Index reflects the changes in market value over time, whether positive or negative, of a long or short position in, as applicable, of the first to expire DX Contract relative to the value of the U.S. dollar as of December 31, 1986 (the “Base Date”).

The Long Index is calculated to reflect the changes in market value over time, whether positive or negative, of long positions in DX Contracts. The Short Index is calculated to reflect the changes in market value over time, whether positive or negative, of short positions in DX Contracts. Both the Long Index and the Short Index reflect the changes in market value over time, whether positive or negative, of the DX Contracts which expire in March, June, September and December.

The use of long positions in DX Contracts in the construction of the Long Index causes the Long Index to rise as a result of any upward price movement in the DX Contracts. In turn, this appreciation in the long DX Contracts reflects the rise of the U.S. dollar relative to the underlying basket of Index Currencies which comprises the USDX®.

The use of short positions in DX Contracts in the construction of the Short Index causes the Short Index to rise as a result of any downward price movement in the DX Contracts. In turn, this appreciation in the short DX Contracts reflects the fall of the U.S. dollar relative to the underlying basket of Index Currencies which comprises the USDX®.

The sponsor of the Long Index and the Short Index (the “Index Sponsor”) is Deutsche Bank AG London. The composition of each Index may be adjusted in the Index Sponsor’s discretion.

The Index Sponsor calculates the Closing Level (as defined below) of each Index on both an excess return basis and a total return basis. The excess return index reflects the changes in market value over time, whether positive or negative, of the DX Contracts. The total return is the sum of the changes in market value over time, whether positive or negative, of the DX Contracts plus the return of 3-month U.S. Treasury bills. The Closing Levels of each Index have been calculated using historic exchange closing price data of the DX Contracts since the Base Date.

For the purposes of this Description:

“Closing Level” means, in respect of an Index Business Day (as defined below), the closing level of each Index for such Index Business Day.

Index Calculation and Rules

Excess Return Index Calculation

The excess return calculation of each Index reflects the weighted return of the change in price of the underlying DX Contracts. The excess return of each Index is calculated as follows:

3-Month U.S. Treasury Bill Return Calculation

A 3-month U.S. Treasury bill return is used in the calculation of each Index on a total return basis. The return for the 3-month U.S. Treasury bill investment is calculated on a daily basis using:

Total Return Index Calculation

The calculation of each Index on a total return basis represents the return from investing in both DX Contracts and 3-month U.S. Treasury bills and is calculated as follows:

Timing of Rolls

The underlying DX Contracts of the Indexes are rolled quarterly over three consecutive business days starting on the first Index Roll Day.

This roll takes place over a period of time in order to allow for more efficient execution during the roll period.

DX Contracts are rolled on each Index Roll Day as follows:

•	On each Index Roll Day, 1/3 of the DX Contracts that will expire on the next IMM Date is sold and positions in the DX Contracts that expire on the IMM Date following the next IMM Date are purchased.

•	On each Index Roll Day, new notional holdings are calculated for the old DX Contracts leaving an Index as well as the new DX Contracts entering an Index.

•	On all days that are not Index Roll Days, the notional holdings of the DX Contracts in an Index remain constant.

For the purposes of this Description:

“Index Roll Day” is one of the three consecutive business days starting on the Wednesday prior to the applicable IMM Date.

“IMM Date” means the third Wednesday of March, June, September and December, a traditional settlement date in the International Money Market.

Index Rolling for the Long Index

On each Index Roll Day, the position in the old DX Contract is partially sold. The position in the old DX Contract is calculated as follows:

The new DX Contracts are purchased to create a long position. The notional value of the new DX Contract is expressed as:

Index Rolling for the Short Index

On each Index Roll Day, the position in the old DX Contract is partially purchased. The position in the old DX Contract is calculated as follows:

The new DX Contracts are sold to create a short position. The notional value of the new DX Contracts is expressed as:

Initial Index Notional Value

On the Base Date, the initial long positions on the DX Contract in the Long Index was expressed as:

On the Base Date, the initial short positions on the DX Contract in the Short Index was expressed as:

Where:

i	= old DX Contract
j	= new DX Contract
t	= Index calculation date
n	= an Index Roll Day which is the nth business day during the index roll period (n=1, 2 or 3)
Fp(t,i)	= future price of old i on day t
Fp(t,j)	= future price of new j on day t
y(t)	= T-bill yield on day t
Rt(t)	= T-bill return on t
ILer(t)	= Excess Return Index level on day t
ILtr(t)	= Total Return Index level on day t
d(t,t-1)	= Number of calendar days between day t and Index calculation day t-1 excluding day t
N(t,i)	= Notional holding of i on Index calculation day t
N(t,j)	= Notional holding of j on Index calculation day t

Index Disruption Event

If an Index Disruption Event in relation to (A) any DX Contract or (B) any underlying Index Currency or an Exchange Instrument on such underlying Index Currency continues for a period of five successive Exchange Business Days, the Index Sponsor will, in its discretion, either with respect to (A), review the price of an instrument, if available, that is substantially similar to the DX Contract, or with respect to (B), obtain all the Closing Prices for the unaffected Index Currencies, then, with respect to the disrupted Index Currenc(y)(ies) either (i) calculate the relevant Closing Price by reference to the Closing Price of the Exchange Instrument on such Index Currency on the immediately preceding Valid Date (as provided in the definition of the relevant Closing Price) for a further period of five successive Exchange Business Days or (ii) select:

(a)	an Exchange Traded Instrument relating to the relevant Index Currency or in the determination of the Index Sponsor a currency substantially similar to the relevant Index Currency published in U.S. Dollars; or

(b)	if no Exchange Traded Instrument as described in (a) above is available or the Index Sponsor determines that for any reason (including, without limitation, the liquidity or volatility of such Exchange Traded Instrument at the relevant time) the inclusion of such Exchange Traded Instrument in an Index would not be appropriate, an Exchange Traded Instrument relating to the relevant Index Currency or in the determination of the Index Sponsor a currency substantially similar to the relevant Index Currency published in a currency other than U.S. Dollars;

in each case to replace the Exchange Instrument relating to the relevant Index Currency, all as determined by the Index Sponsor.

In the case of (a) above, if an Index Disruption Event in relation to the relevant Exchange Instrument on an Index Currency continues for the further period of five successive Exchange Business Days referred to therein, on the expiry of such period the provisions of (b) above shall apply.

In the case of a replacement of an Exchange Traded Instrument as described in (b) above, the Index Sponsor will make such adjustments to the methodology and calculation of each Index as it determines to be appropriate to account for the relevant replacement and will publish such adjustments in accordance with the section “Publication of Closing Levels and Adjustments” below.

For the purposes of this Description:

“Valid Date” means, in respect of an Index Currency, a day which is an Exchange Business Day in respect of such Index Currency and a day on which an Index Disruption Event in respect of such Index Currency or a related Exchange Instrument on such Index Currency does not occur.

“Exchange Business Day” means, in respect of a futures contract on an Index Currency, a day that is (or, but for the occurrence of an Index Disruption Event or Force Majeure Event would have been) a trading day for such Index Currency on the Relevant Exchange.

“Closing Price” means, in respect of an Index Business Day, the closing price on the Relevant Exchange of the relevant Exchange Instrument, as published by the Relevant Exchange for that Index Business Day or, if in the determination of the Index Sponsor such Index Business Day is not a Valid Date, the closing price on the Relevant Exchange of the relevant Exchange Instrument published by the Relevant Exchange for the immediately preceding Valid Date, subject as provided in the sections “Index Disruption Event” and “Force Majeure.”

“Exchange Instrument” means, in respect of each Index Currency, an instrument for future delivery of that Index Currency on a specified delivery date traded on the Relevant Exchange.

“Exchange Traded Instrument” means, in respect of an Index Currency, an instrument for future delivery of that Index Currency on a specified delivery date traded on an exchange.

“Index Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“Index Disruption Event” means, in respect of an Index Currency or a Exchange Instrument on such underlying Index Currency, an event (other than a Force Majeure Event) that would require the Index Sponsor to calculate the Closing Price in respect of the relevant Exchange Instrument on such Index Currency on an alternative basis were such event to occur or exist on a day that is an Exchange Business Day (or, if different, the day on which the Closing Price for such Exchange Instrument on such Index Currency for the relevant Index Business Day would, in the ordinary course, be published or announced by the Relevant Exchange).

“Relevant Exchange” is the exchange on which an Index Currency is traded.

Force Majeure

If a Force Majeure Event occurs on an Index Business Day, the Index Sponsor may in its discretion:

(i)	make such determinations and/or adjustments to the terms of this Description of the Indexes as it considers appropriate to determine any Closing Level on any such Index Business Day; and/or

(ii)	defer publication of the information relating to the Indexes, until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii)	permanently cancel publication of the information relating to the Indexes.

For the purposes of this Description:

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Indexes, the USDX®, DX Contracts, any Index Currency or any Exchange Instrument.

Change in the Methodology of the Indexes

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently intends to employ the above described methodology to calculate each Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the applicable Index, the USDX®, DX Contracts, any Index Currency or any relevant Exchange Instrument) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of an Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this Description of the Indexes. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in accordance with Publication of Closing Levels and Adjustments below.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index level of each Index, the Index Sponsor will poll Reuters every 15 seconds to determine the real time price of the DX Contract. The Index Sponsor will then apply a set of rules to these values to create the indicative level of the applicable Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the Closing Level of an Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Funds every 15 seconds throughout the trading day.

The Index Sponsor will publish the Closing Level of an Index daily. Additionally, the Index Sponsor will publish the intra-day Index level once every fifteen seconds throughout each trading day.

All of the foregoing information will be published as follows:

The intra-day level of the Indexes (symbol: Long Index: USDUPX; Short Index: USDDNX) (quoted in USD) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day Index Closing Level of the Indexes (symbol: Long Index: USDUPX; Short Index: USDDNX) will be published as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The Index Sponsor will publish any adjustments made to the Indexes on the Managing Owner’s website http://www.dbfunds.db.com, or any successor thereto.

All of the foregoing information with respect to the Indexes also will be published at http://index.db.com.

Historical Closing Levels

The Description incorporates herein the historical closing levels of the Index as published and amended from time-to-time.

[Remainder of page left blank intentionally.]

EXHIBIT C

FORM OF GLOBAL CERTIFICATE1

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Limited Units

-in-

POWERSHARES DB US DOLLAR INDEX TRUST

WITH RESPECT TO ONE OF ITS SERIES

POWERSHARES DB US DOLLAR INDEX [            ]FUND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Units (“Units”), each of which represents a fractional undivided unit of beneficial interest in PowerShares DB US Dollar Index [            ] Fund (the “Fund”), established and designated as a series of PowerShares DB US Dollar Index Trust (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on August 3, 2006, and an Amended and Restated Declaration of Trust and Trust Agreement, dated as of January 31, 2007, by and among DB Commodity Services LLC, a Delaware limited liability company, as managing owner, Wilmington Trust Company, a Delaware banking company, as trustee, and the unitholders of each series from time to time thereunder (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all limited units of beneficial interest in the Fund, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Fund from time to time and the

[1]

Forms of Global Certificates of Beneficial Interest for each of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Fund. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Managing Owner with the consent of the Beneficial Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the net asset value of the Fund and other funds established as series of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Beneficial Owners; provided, however that the Managing Owner may, without the approval of the Beneficial Owners, make such amendments to the Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner in the Trust Agreement, for the benefit of the Beneficial Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision in the Trust Agreement which may be inconsistent with any other provision in the Trust Agreement or in the Prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Beneficial Owners; (B) is consistent with Managing Owner’s control of and power to conduct the business of the Trust; (C) with certain exceptions, does not affect the allocation of profits and losses among the Beneficial Owners or between the Beneficial Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Beneficial Owners or the status of the Fund as a partnership for U.S. federal income tax purposes. Any such consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Units.

In accordance with Section 3.7 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Managing Owner and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in the Fund.

In furtherance of the Consent, the holder agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) of the Fund incurred, contracted for or otherwise existing and (ii) the Units shall be subject to the following limitations:

(a) (i) except as set forth below, the Claims and Units (collectively, the “Subordinated Claims and Units”) shall be expressly subordinate and junior in right of payment to any and all other claims against and Units in the Trust and any series thereof, pursuant to any contract; provided, however, that the holder’s Claims (if any) against and Units shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Fund, the Fund Assets and the Managing Owner and its assets; and provided further that (1) the holder’s valid Claims, if any, against the Fund shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Fund and (2) the holder’s Units shall be pari passu and equal in right of repayment and distribution with all other Units in the Fund; and (ii) the holder will not take, demand, or receive from any series or the Trust or any of their respective assets (other than the Fund, the Fund Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Units;

(b) the Claims and Units of the holder shall only be asserted and enforceable against the Fund, the Fund Assets and the Managing Owner and its assets and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other series, the Trust generally or any of their respective assets;

(c) If the Claims of the holder against the Fund or the Trust are secured in whole or in part, the holder hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any series (other than the Fund), as the case may be;

(d) in furtherance of the foregoing, if and to the extent that the holder receives monies in connection with the Subordinated Claims and Units from a series or the Trust (or their respective assets), other than the Fund, the Fund Assets and the Managing Owner and its assets, the holder shall be deemed to hold such monies in trust and shall promptly remit such monies to the series or the Trust that paid such amounts for distribution by the series or the Trust in accordance with the terms hereof; and

(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units represented by this Certificate are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.

The Trust Agreement, and this Certificate, is executed and delivered by DB Commodity Services LLC, as Managing Owner, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by DB Commodity Services LLC but are made and intended for the purpose of binding only the Trust and the Fund. Nothing in the Trust Agreement or this Certificate shall be construed as creating any liability on DB Commodity Services LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Managing Owner pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, DB Commodity Services LLC, as Managing Owner, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

PowerShares DB US Dollar Index Trust, with respect to PowerShares DB US Dollar Index Fund

By:	DB Commodity Services LLC, as
Managing Owner

By:
Authorized Officer

By:
Authorized Officer

Date:	, 200

EXHIBIT D

FORM OF PARTICIPANT AGREEMENT

FORM OF

POWERSHARES DB US DOLLAR INDEX TRUST

PARTICIPANT AGREEMENT

This Participant Agreement (the “Agreement”), dated as of                     , 20    , is entered into by and among [                    ] (the “Authorized Participant”), PowerShares DB US Dollar Index Trust, a Delaware statutory trust (the “Trust”) with respect to each of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund, each as a separate series of the Trust (each, a “Fund” and collectively, the “Funds”), and DB Commodity Services LLC, a Delaware limited liability company, as managing owner of the Trust and the Funds (the “Managing Owner”).

SUMMARY

As provided in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”) as currently in effect and described in the Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of each Fund (individually and collectively, the “Shares”) may be created or redeemed by the Managing Owner for an Authorized Participant in aggregations of two hundred thousand (200,000) Shares (each aggregation, a “Basket”). Baskets are offered only pursuant to the registration statement of the Trust on Form S-3, as amended (Registration Nos.: 333-163552 and 333-163552-01 et seq.), as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of each Fund (collectively, the “Registration Statement”) together with the prospectus of the Trust in the form filed with the SEC under Rule 424(b) under the Securities Act of 1933, as amended (the “1933 Act”) after the effectiveness of the Registration Statement (the “Prospectus”). Under the Trust Agreement, the Managing Owner is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”), or a successor depository, and only in exchange for cash. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem Baskets.

Because new Shares for each Fund can be created and issued by the Trust on an ongoing basis, at any point during the life of each respective Fund, a “distribution,” as such term is used in the 1933 Act, may be occurring. The Authorized Participant is cautioned that some of its activities may result in its being deemed a participant in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Prospectus and consult with its own counsel in connection with entering into this Agreement and submitting a Purchase Order Subscription Agreement (defined below).

Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control.

To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

Section 1. Order Placement. To place orders for the Managing Owner to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Attachment A hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time.

Section 2. Status of Authorized Participant. The Authorized Participant represents and warrants and covenants the following:

(a) The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give immediate notice to the Managing Owner of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

(b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable United States federal laws, including without limitation, the delivery requirements of Section 5 of the 1933 Act and all applicable rules of the SEC, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the National Association of Securities Dealers (“NASD”) (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently renamed, repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) if it is a FINRA member, and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the NASD Conduct Rules.

(d) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the

regulations promulgated thereunder, if the Authorized Participant is subject to the requirements of the USA PATRIOT Act.

Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Managing Owner may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant will comply with such procedures of which it has been notified in accordance with this Agreement.

(b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a “Purchase Order Subscription Agreement”) and each order to redeem a Basket (a “Redemption Order”, and each Purchase Order Subscription Agreement and Redemption Order, an “Order”) may not be revoked by the Authorized Participant upon its delivery to the Managing Owner. A form of Purchase Order Subscription Agreement is attached hereto as Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

(c) The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to any Fund or to the Beneficial Owners; (iii) the acceptance or receipt of which could, in the opinion of counsel to the Managing Owner be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

(d) The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises would be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, (i) for any period during which the NYSE Arca or any exchange on which the assets of any Fund are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the assets of any Fund is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of the Beneficial Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Section 4. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Managing Owner shall charge, and the Authorized

Participant shall pay from its DTC account to the Managing Owner, the Transaction Fee prescribed in the Trust Agreement applicable to such creation or redemption. The initial Transaction Fee shall be Five Hundred Dollars ($500) per Basket. The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement and Prospectus. As described in the Procedures, the Authorized Participant will be charged by the Managing Owner an additional processing charge if the Authorized Participant fails timely to deliver the Creation Basket Capital Contribution (in the case of a Purchase Order Subscription Agreement) or the Baskets (in the case of a Redemption Order).

Section 5. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Managing Owner notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Managing Owner may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Managing Owner receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Managing Owner and such notice shall be effective upon receipt by the Managing Owner. The Managing Owner shall issue to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Managing Owner.

Section 6. Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Managing Owner for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) the delivery of such Baskets to the Managing Owner on the Business Day following the Redemption Order Date would not be precluded by virtue of such Baskets being loaned or pledged to another party or the subject of a repurchase agreement, securities lending agreement or any other arrangement.

Section 7. Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for any Fund or the Managing Owner in any matter or in any respect.

(b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the Managing Owner or its designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(c) With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.

(d) Upon reasonable request by the Managing Owner, the Authorized Participant will, subject to any limitations arising under federal or state securities laws relating to privacy or other obligations it may have to its customers, provide the Managing Owner written notice indicating the number of Shares that the Authorized Participant may hold as record holder and the amount of such Shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Shares through the Authorized Participant, in each case as of the date of such request and with respect to each Fund. In addition, the Authorized Participant agrees, upon request of the Managing Owner, and subject to applicable laws, rules and regulations, to transmit to its account holders who are Beneficial Owners of Shares, such written materials received from the Managing Owner (including notices, annual reports, disclosure or other informational or tax materials and any amendments or supplements thereto and communications) as may be required to be transmitted to Beneficial Owners pursuant to the Trust Agreement or applicable law, provided that the expenses associated with such transmissions shall be borne by the Managing Owner in accordance with usual custom and practice in respect of such communications.

Section 8. Indemnification.

(a) The Authorized Participant hereby indemnifies and holds harmless the Trust, each Fund and the Managing Owner, their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, managing owners, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorneys’ fees and the reasonable cost of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party, the Trust or any Fund that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the

Shares, any AP Indemnified Party, the Trust or any Fund, unless, in either case, such representation, statement or omission was made or included by the Authorized Participant at the written direction of the Managing Owner or is based upon any omission or alleged omission by the Managing Owner to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.

(b) The Managing Owner hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Managing Owner Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including attorneys’ fees and the reasonable cost of investigation) incurred by such Managing Owner Indemnified Party as a result of (i) any breach by the Managing Owner of any provision of this Agreement that relates to the Managing Owner; (ii) any failure on the part of the Managing Owner to perform any obligation of the Managing Owner set forth in this Agreement; (iii) any failure by the Managing Owner to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the Prospectus based on information furnished in writing by or on behalf of the Authorized Participant expressly for use in the Registration Statement or the Prospectus.

(c) This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Managing Owner Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Sections 8(a) or 8(b) or insufficient to hold an indemnified party harmless in respect of any losses, liabilities, damages, costs and expenses referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, damages, costs and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Managing Owner, the Trust and each Fund, on the one hand, and by the Authorized Participant, on the other hand, from the services provided hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Managing Owner, the Trust and each Fund, on the one hand, and of the Authorized Participant, on the other hand, in connection with, to the extent applicable, the statements or omissions which resulted in such losses, liabilities, damages, costs and expenses, as well as any other relevant equitable considerations. The relative benefits received by the Managing Owner, the Trust and each Fund, on the one hand, and the Authorized Participant, on the other hand, shall be deemed to be in the same respective proportions as the amount of cash transferred to each Fund under this Agreement on the one hand (expressed in dollars) bears to the amount of economic benefit received by the Authorized Participant in connection with this Agreement on the other hand. To the extent applicable, the relative fault of the Managing Owner on the one hand and of the Authorized Participant on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Managing Owner or by the Authorized Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, damages, costs and expenses referred to in this Section 8(d) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any action, suit or proceeding (each a “Proceeding”) related to such losses, liabilities, damages, costs and expenses.

(e) The Managing Owner and the Authorized Participant agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The Authorized Participant shall not be required to contribute any amount in excess of the amount by which the total price at which the applicable Shares created by the Authorized Participant (for avoidance of doubt, in an amount equal to the Creation Basket Capital Contribution) and distributed to the public exceeds the amount of any damages which the Authorized Participant has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees and or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Managing Owner, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Managing Owner within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Managing Owner and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Managing Owner, against any of the Managing Owner’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement or the Prospectus.

Section 9. (a) Limitation of Liability. Neither the Managing Owner nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

(b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Managing Owner, the Trust or any Fund is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

(c) Fund Liability. In accordance with Section 3.7 of the Trust Agreement, the Authorized Participant agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the particular Fund in controversy and to the Managing Owner and its assets for payment in respect of any claim against or obligation of such Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of that particular Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares in such Fund. In furtherance of the Consent, the Authorized Participant agrees that any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) against a Fund incurred, contracted for or otherwise existing shall be subject to the following limitations:

1.	the Claims of the Authorized Participant shall only be asserted and enforceable against a particular Fund, the Fund Assets of such Fund and the Managing Owner and its assets and such Claims shall not be asserted or enforceable for any reason whatsoever against any other series, the Trust generally or any of their respective assets;

2.	If the Claims of the Authorized Participant against a Fund are secured in whole or in part, the Authorized Participant hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency claims (which deficiency claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured claims against the Trust or any series (other than the Fund against which the Claim is made), as the case may be; and

3.	the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

Section 10. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Agreement and (ii) the current Prospectus of the Trust and represents that it has reviewed and understands such documents.

Section 11. Effectiveness and Termination. This Agreement shall become effective in this form as of the date of execution of this Agreement by the parties hereto and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the Authorized Participant by the Managing Owner in the event of a breach by the Authorized Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(j); or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement. Termination of this Agreement by any Fund shall not constitute termination by any other Fund unless separate notice is given.

Section 12. Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.

(a) The Authorized Participant represents, warrants and covenants that (i), without the written consent of the Managing Owner, the Authorized Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the Trust, (B) in printed information approved by the Managing Owner as information supplemental to such Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Managing Owner, and (ii) the Authorized Participant will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person, any Fund or the Trust that are not consistent with the Trust’s then current Prospectus. Copies of the then current Prospectus of the Trust and any such printed supplemental information will be supplied by the Managing Owner to the Authorized Participant in reasonable quantities upon request.

(b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Managing Owner prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The Authorized Participant will file all such research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the NASD Conduct Rules.

(c) The Authorized Participant hereby agrees that for the term of this Agreement the Managing Owner may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Managing Owner and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Managing Owner. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Managing Owner will when requested by the Authorized Participant make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

(d) For as long as this Agreement is effective, the Authorized Participant agrees to be identified as an authorized participant of a Fund (i) in the section of the Prospectus included within the Registration Statement entitled “Creation and Redemption of Shares” and in any other section as may be required by the SEC and (ii) on each Fund’s website. Upon the termination of this Agreement, (i) during the period prior to when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will remove such identification from the Prospectus in the amendment of the Registration Statement next occurring after the date of the termination of this Agreement and, during the period after when the Managing Owner qualifies and in its sole discretion elects to file on Form S-3, the Managing Owner will promptly file a current report on Form 8-K indicating the withdrawal of the Authorized Participant as an authorized participant of a Fund and (ii) the Managing Owner will promptly update each Fund’s website (as applicable) to remove any identification of the Authorized Participant as an authorized participant of such Fund.

Section 13. Certain Covenants of the Managing Owner. The Managing Owner, on its own behalf and as sponsor of each Fund, covenants and agrees:

(a) to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the expense of each Fund, as appropriate, to the Authorized Participant promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(b) to furnish to the Authorized Participant, at each time (i) a new Registration Statement is filed to register additional Shares in reliance on Rule 429 under the 1933 Act, and (ii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, an opinion of either (x) Sidley Austin LLP, counsel for the Managing Owner, or (y) special Delaware counsel for the Managing Owner addressed to the Authorized Participant and dated such dates in form and substance satisfactory to the Authorized Participant, stating that:

1.	each Fund is validly existing as a series of the Trust, a statutory trust under the Delaware Statutory Trust Act, as described in the Registration Statement and the Prospectus, and the Trust has all power and authority to issue and deliver the Shares as contemplated therein and to execute and deliver this Agreement;

2.	the Managing Owner has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

3.	the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

4.	this Agreement has been duly authorized, executed and delivered by the Managing Owner;

5.	the Shares issuable by each respective Fund as described in the Registration Statement, when issued in accordance with the terms of the Trust Agreement as described in the Registration Statement, will have been duly authorized and validly issued and fully paid and non-assessable;

6.	the Shares conform to the description thereof contained in the Registration Statement and the Prospectus;

7.	the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) as of their respective effective or issue dates complied as to form in all material respects with the requirements of the 1933 Act;

8.	the Registration Statement has become effective under the 1933 Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the 1933 Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the 1933 Act has been made in the manner and within the time period required by such Rule 424;

9.	no approval, authorization, consent or order of or filing with any federal, or Delaware governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Trust and the Managing Owner of the transactions contemplated in the Prospectus other than registration of the Shares under the 1933 Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

10.	the execution, delivery and performance of this Agreement by the Managing Owner, the issuance and delivery of the Shares by the Trust and the consummation by the Managing Owner on behalf of the Trust of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel (based on a certificate of an officer of the Managing Owner) to which the Managing Owner or the Trust is a party or by which the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, or Delaware law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust (based, in the case of any decree, judgment or order, on a certificate of an officer of the Managing Owner);

11.

to such counsel’s knowledge, neither the Managing Owner nor the Trust is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) their respective constitutive documents, or any federal or Delaware law, regulation or rule applicable to the Managing Owner or the Trust;

12.	to such counsel’s knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

13.	to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Managing Owner is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described;

14.	the Trust is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

15.	the information in the Registration Statement and the Prospectus under the headings “Material U. S. Federal Income Tax Considerations,” and “Description of the Shares and the Master Fund Units; the Funds; Certain Material Terms of the Trust Declarations,” insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects and present fairly the information required to be shown.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Managing Owner, representatives of the independent public accountants of each Fund and representatives of the Authorized Participant at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (6) and (15) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase of the Shares by the Authorized Participant hereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial information, statistical data, the description of the Index or any performance information relating to the Index, the Trust or any other account included in the Registration Statement or the Prospectus).

(c) to deliver to the Authorized Participant, at each time (i) the Registration Statement or the Prospectus is amended or supplemented by the filing of a post-effective amendment, (ii) a new Registration Statement is filed to register additional Shares in reliance on Rule 429 under the 1933 Act, and (iii) there is financial information incorporated by reference into the Registration Statement or the Prospectus, a certification by duly authorized officers of the Managing Owner in the form attached hereto as Exhibit D.

In addition, any certificate signed by any officer of the Managing Owner and delivered to the Authorized Participant or counsel for the Authorized Participant pursuant hereto shall be deemed to be a representation and warranty by the Managing Owner as to matters covered thereby to the Authorized Participant.

Section 14. Third Party Beneficiaries. Each AP Indemnified Party and Managing Owner Indemnified Party, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against any party hereto (including by bringing proceedings against the parties hereto in its own name) to enforce any obligation of such party under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

Section 15. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

Section 16. Ambiguous Instructions. If a Purchase Order Subscription Agreement or a Redemption Order otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Managing Owner, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time. If the Managing Owner is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Managing Owner will attempt to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Managing Owner not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

Section 17. Miscellaneous.

(a) Amendment and Modification. This Agreement, the Procedures attached as Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trust and the Managing Owner, without consent of any Beneficial Owner or Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Managing Owner will mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms. If at any time there is any material amendment, modification or supplement of any Participant Agreement of the Trust (other than this Agreement), the Managing Owner will promptly mail a copy of such amendment, modification or supplement to the Authorized Participant.

(b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to a Fund shall be given or sent to the Managing Owner. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

(d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Managing Owner may delegate its obligations hereunder to the Distributor, the Marketing Agent or the Administrator by notice to the Authorized Participant. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Managing Owner at such time such successor qualifies as a successor trustee or Managing Owner under the terms of the Trust Agreement.

(f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

(h) Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(i) Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.

(j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Managing Owner determines in its discretion that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Managing Owner’s notification of the trustee of such a determination, this

Agreement shall immediately terminate and the Managing Owner will so notify the Authorized Participant immediately.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

(l) Survival. Sections 8 (Indemnification) and 14 (Third Party Beneficiaries) hereof shall survive the termination of this Agreement.

(m) Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

[Signature Page Follows]

IN WITNESS WHEREOF, the Authorized Participant and the Managing Owner, on behalf of each Fund, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

DB Commodity Services LLC, on behalf of itself and as Managing Owner of each of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund		PowerShares DB US Dollar Index Trust, with respect to PowerShares DB US Dollar Index Bullish Fund, a series of the Trust
		By:	DB Commodity Services LLC, as Managing Owner of PowerShares DB US Dollar Index Bullish Fund

By:		By:
Name:		Name:
Title:		Title:

By:		By:
Name:		Name:
Title:		Title:

Address:	60 Wall Street New York, New York 10005	Address:	60 Wall Street New York, New York 10005
Telephone:	(212) 250-5883	Telephone:	(212) 250-5883
Facsimile:	(212) 797-4469	Facsimile:	(212) 797-4469

PowerShares DB US Dollar Index Trust, with respect to PowerShares DB US Dollar Index Bearish Fund, a series of the Trust		[Name of Authorized Participant]
By:	DB Commodity Services LLC, as Managing Owner of PowerShares DB US Dollar Index Bullish Fund

By:		By:
Name:		Name:
Title:		Title:

By:		By:
Name:		Name:
Title:		Title:

Address:	60 Wall Street	Address:
New York, New York 10005
Telephone:	(212) 250-5883	Telephone:	( ) -
Facsimile:	(212) 797-4469	Facsimile:	( ) -

EXHIBIT A

POWERSHARES DB US DOLLAR INDEX TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the PowerShares DB US Dollar Index Trust Participant Agreement.

Authorized Participant:

Name:	Name:

Title:	Title:

Signature:	Signature:

Name:	Name:

Title:	Title:

Signature:	Signature:

The undersigned, [name]                                                             , [title]                                                                         of [Authorized Participant], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the PowerShares DB US Dollar Index Trust Participant Agreement by and between [Authorized Participant], PowerShares DB US Dollar Index Trust with respect to each of PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund and DB Commodity Services LLC, dated             , 20            , and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [Authorized Participant] on the date set forth below.

Subscribed and sworn to before me	By:
this day of , 20
Name:

Title:

Date:
Notary Public

A-1

EXHIBIT B

POWERSHARES DB US DOLLAR INDEX TRUST

FORM OF PURCHASE ORDER SUBSCRIPTION AGREEMENT

TRUSTEE, The BANK of NEW YORK MELLON 718-315-7500

Authorized Participant:	DTC Clearing #:

Authorized Participant FAX No.#:	Trade Date:

Order Number:	Number of CU’s Created:

Name of Fund:	Number of Shares to be issued:

USD:

            (to be provided by The Bank of New York Mellon)

All Purchase Order Subscription Agreements are subject to the terms and conditions of the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) of PowerShares DB US Dollar Index Trust (the “Trust”) as currently in effect, which established and designated PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund (collectively, the “Funds”), each as a separate series of the Trust and the PowerShares DB US Dollar Index Trust Participant Agreement among the Authorized Participant, the Trust with respect to each of the Funds and the Managing Owner named therein (the “Participant Agreement”). All representations and warranties of the Authorized Participant set forth in the Participant Agreement are incorporated herein by reference. Capitalized terms used but not defined herein have the meaning given in the Trust Agreement.

The undersigned understands that by submitting this Purchase Order Subscription Agreement he/she is making the representations and warranties set forth in the Annex to this Purchase Order Subscription Agreement and is also granting an irrevocable Power of Attorney. The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Purchase Order Subscription Agreement to the Managing Owner on behalf of the Authorized Participant.

Remainder of page left blank intentionally. Signature page follows.

(Please Print Name of Authorized Participant)

Date:

By:

Accepted by:	Name:

PowerShares DB US Dollar Index Trust, with respect to PowerShares DB US Dollar Index Fund	Title:
By: DB Commodity Services LLC, as Managing Owner

By:

Name:

Title:

By:

Name:

Title:

ANNEX TO EXHIBIT B

TO

PURCHASE ORDER SUBSCRIPTION AGREEMENT

PURCHASER’S REPRESENTATIONS AND WARRANTIES AND

POWER OF ATTORNEY

1. CFTC Registration Status. The Authorized Participant either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA. The Authorized Participant agrees to supply the Managing Owner with such information as the Managing Owner may reasonably request in order to verify the foregoing representation. Vehicles for collective investment which acquire Shares may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

2. Disclosure Document. The Authorized Participant has received the Trust’s Prospectus which constitutes its CFTC Disclosure Document.

3. Monthly Report. If trading for a Fund has commenced, the Authorized Participant has obtained a copy of the most recent monthly report from the applicable Fund’s website at www.dbfunds.db.com.

4. Power of Attorney. In connection with the Authorized Participant’s acceptance of an interest in a Fund, the Authorized Participant does hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as its true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, in the execution, acknowledgment, filing and publishing of Trust or Fund documents, including, but not limited to, the following: (i) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of the Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”) or any amendment hereto, or which may be required to be filed by the Trust, a Fund or the Shareholders of a Fund under the laws of any jurisdiction; (ii) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and (iii) The Trust Agreement and any documents which may be required to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner of a Fund or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of the Trust Agreement. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, the Authorized Participant’s subsequent insolvency or dissolution or any delivery by the Authorized Participant of an assignment of the whole or any portion of the Authorized Participant’s Units.

EXHIBIT C

POWERSHARES DB US DOLLAR INDEX TRUST

FORM OF REDEMPTION ORDER

Authorized Participant:

Date:

Name of Fund: PowerShares DB US Dollar Index                          Fund

Submission Number:

PIN Number:

Number of Shares to be Redeemed:

All Redemption Orders are subject to the terms and conditions of the Amended and Restated Declaration of Trust and Trust Agreement of PowerShares DB US Dollar Index Trust (the “Trust”) as currently in effect and the PowerShares DB US Dollar Index Trust Participant Agreement among the Authorized Participant, the Trust with respect to the Fund, among others, each a series of the Trust (the “Fund”), and the Managing Owner named therein (the “Participant Agreement”). All representations and warranties of the Authorized Participant set forth in such Participant Agreement are incorporated herein by reference.

The undersigned understands that its DTC account will be charged the Transaction Fee as set forth in the currently effective copy of the Prospectus including an additional fee as provided under Section 4 of the Participant Agreement if the Redemption Order is held open.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the Participant Agreement and that he/she is authorized to deliver this Redemption Order to the Managing Owner on behalf of the Authorized Participant.

[NAME OF AUTHORIZED PARTICIPANT]

Date:	By:
Name:
Title:

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EXHIBIT D

POWERSHARES DB US DOLLAR INDEX TRUST

DB COMMODITY SERVICES LLC

OFFICERS’ CERTIFICATE

The undersigned, each a duly authorized officer of DB Commodity Services LLC, a Delaware limited liability company (the “Managing Owner”), the managing owner of PowerShares DB US Dollar Index Trust (the “Trust”), a Delaware statutory trust with separate series, including PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund (each a “Fund” and collectively, the “Funds”), and pursuant to Section 13(c) of the PowerShares DB US Dollar Index Trust Participant Agreement (the “Agreement”), dated as of                     , 20    , as amended from time-to-time, by and among the Managing Owner, the Trust with respect to each of the Funds and [                    ] (the “Authorized Participant”), hereby certify that:

1.	Each of the following representations and warranties of the Managing Owner is true and correct in all material respects as of the date hereof:

(a)	the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement and the Prospectus comply in all material respects with the requirements of the 1933 Act; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; the conditions to the use of Form S-1 or S-3, if applicable, have been satisfied; and the Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Managing Owner makes no warranty or representation with respect to any statement contained in the Registration Statement or any Prospectus in reliance upon and in conformity with information concerning the Authorized Participant and furnished in writing by or on behalf of the Authorized Participant to the Managing Owner expressly for use in the Registration Statement or such Prospectus;

(b)

the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of Delaware, as described in the Registration Statement and the Prospectus, and the Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”)

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authorizes the Managing Owner to issue and deliver the Shares of any Fund to the Authorized Participant hereunder as contemplated in the Registration Statement and the Prospectus and each Fund is validly existing as a series of the Trust, a statutory trust under the Delaware Statutory Trust Act, as described in the Registration Statement and the Prospectus;

(c)	the Managing Owner has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus, and has all requisite power and authority to execute and deliver the Agreement;

(d)	the Managing Owner is duly qualified and is in good standing in each jurisdiction where the conduct of its business requires such qualification;

(e)	complete and correct copies of the Trust Agreement, and any and all amendments thereto, have been delivered to the Authorized Participant, and no changes thereto have been made;

(f)	the outstanding Shares have been duly and validly issued and are fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(g)	the Shares conform in all material respects to the description(s) thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)	the Agreement has been duly authorized, executed and delivered by the Trust and the Managing Owner and constitutes the valid and binding obligations of the Trust, on behalf of each Fund and the Managing Owner, enforceable against each Fund and the Managing Owner in accordance with its terms;

(i)

neither the Managing Owner nor the Trust (on behalf of itself or any Fund) is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust (on behalf of itself or any Fund) is a party or by which any of them or any of their properties may be bound or affected, and the execution, delivery and

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performance of the Agreement, the issuance and sale of Shares to the Authorized Participant thereunder and the consummation of the transactions contemplated hereby does not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the limited liability company agreement of the Managing Owner or the Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Managing Owner or the Trust (on behalf of itself or any Fund) is a party or by which, respectively, the Managing Owner or the Trust or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Managing Owner or the Trust;

(j)	no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of Shares to the Authorized Participant hereunder or the consummation by the Managing Owner or the Trust of the transactions contemplated hereunder other than registration of the Shares under the 1933 Act, which has been effected, and any necessary qualification under the securities laws of the various jurisdictions in which the Shares are being offered or under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”);

(k)	except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any Shares or other equity interests of any Fund, and (ii) no person has the right to act as an underwriter or as a financial advisor to any Fund in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Managing Owner on behalf of the Trust or the Trust to register under the 1933 Act any other equity interests of any Fund, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l)

each of the Managing Owner and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the

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Managing Owner nor the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Managing Owner or the Trust;

(m)	all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(n)	except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Managing Owner or the Trust, or any of the Managing Owner’s directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(o)	KPMG LLP, whose report on the audited financial statements of the Funds is filed with the SEC as part of the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act;

(p)	the audited financial statement(s) included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of each of the Funds as of the date indicated and has been prepared in compliance with the requirements of the 1933 Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and each of the Funds do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(q)

subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change affecting the Managing Owner, the Trust or any Fund, (ii) any transaction which is material to the Managing Owner, the Trust or any Fund taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Managing Owner or the Trust (on its own behalf, or on behalf of any Fund), which is material to such Fund, (iv) any change in the Shares purchased by the Authorized Participant or outstanding indebtedness of

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the Managing Owner or the Trust with respect to a Fund or (v) any dividend or distribution of any kind declared, paid or made on such Shares;

(r)	the Trust is not and, after giving effect to the offering and sale of the Shares, will not be required to be registered as an investment company under the Investment Company Act;

(s)	except as set forth in the Registration Statement and the Prospectus, the Managing Owner and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, “Intellectual Property”); (i) to the knowledge of the Managing Owner or the Trust, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Managing Owner or the Trust; (ii) to the knowledge of the Managing Owner or the Trust, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the Managing Owner’s or the Trust’s rights in or to any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Managing Owner or the Trust, threatened action, suit, proceeding or claim by others that the Managing Owner or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Managing Owner and the Trust are unaware of any facts which could form a reasonable basis for any such claim;

(t)	all tax returns required to be filed by the Trust with respect to the Funds have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid; and no tax returns or tax payments are due with respect to any Fund as of the date of the Agreement;

(u)	neither the Managing Owner nor the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the

D-5

contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Managing Owner or the Trust or any other party to any such contract or agreement;

(v)	with respect to its activities on behalf of each Fund, as provided for in the Trust Agreement, the Managing Owner maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the Trust Agreement and the Managing Owner’s duties thereunder; (ii) transactions with respect to each Fund are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) assets are held for each Fund in accordance with the Trust Agreement;

(w)	on behalf of the Trust, the Managing Owner has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act, giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Managing Owner, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Managing Owner has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls; any material weaknesses in internal controls have been identified for the Trust’s auditors;

(x)	any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Managing Owner believes to be reliable and accurate, and the Managing Owner has obtained the written consent to the use of such data from such sources to the extent required; and

(y)	neither the Managing Owner, nor any of the Managing Owner’s directors, members, managers, officers, affiliates or controlling persons nor the Trustee has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Funds to facilitate the sale or resale of the Shares; and there are no affiliations or associations between any member of FINRA and any of the Managing Owner’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement and the Prospectus.

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For purposes hereof, the term “Registration Statement” shall mean the Registration Statement as amended or supplemented from time to time to the date hereof and the term “Prospectus” shall mean the Prospectus as amended or supplemented from time to time to the date hereof.

2.	Each of the obligations of the Managing Owner to be performed by it on or before the date hereof pursuant to the terms of the Agreement, and each of the provisions thereof to be complied with by the Managing Owner on or before the date hereof, has been duly performed and complied with in all material respects.

Capitalized terms used, but not defined herein shall have the meanings assigned to such terms in the Agreement.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, we have hereunto, on behalf of the Managing Owner, subscribed our names this          day of                     , 20    .

By:
Name: Title:

By:
Name: Title:

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FORM OF

POWERSHARES DB US DOLLAR INDEX TRUST

PARTICIPANT AGREEMENT

ATTACHMENT A

PROCEDURES

CREATION AND REDEMPTION OF SHARES

Scope of Procedures and Overview

These procedures (the “Procedures”) describe the processes by which one or more Baskets of PowerShares DB US Dollar Index Bullish Fund shares and PowerShares DB US Dollar Index Bearish Fund shares (individually and collectively, the “Shares”) issuable by PowerShares DB US Dollar Index Trust (the “Trust”) with respect to PowerShares DB US Dollar Index Bullish Fund and PowerShares DB US Dollar Index Bearish Fund, respectively, (individually, a “Fund” and collectively, the “Funds”) may be purchased or, once Shares have been issued, redeemed by an Authorized Participant (a “Participant”). Shares may be created or redeemed only in blocks of 200,000 Shares (each such block, a “Basket”) for each Fund.

Capitalized terms used in these Procedures without further definition have the meanings assigned to them in the Amended and Restated Declaration of Trust and Trust Agreement of the Trust, a Delaware statutory trust with multiple series, including the Funds (the “Trust Agreement”). The Trust Agreement is dated as of January 31, 2007, and as amended from time-to-time, between Wilmington Trust Company, as trustee of the Trust (the “Trustee”) DB Commodity Services LLC, as managing owner (the “Managing Owner”) and the Unitholders party thereto from time to time or the Participant Agreement entered into by each Participant with the Trust with respect to each Fund and the Managing Owner.

For purposes of these Procedures, a “Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Order Cut-Off Time” means 1:00 pm, New York time, on each Business Day.

Baskets are issued pursuant to the Prospectus, which will be delivered by the Managing Owner to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Trust Agreement and the Participant Agreement. Baskets may be issued and redeemed on any Business Day by the Managing Owner in exchange for the Creation Basket Capital Contribution, which the Managing Owner receives from Participants or Redemption Distributions to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $500 to the Managing Owner (the “Transaction Fee”).

Each Participant is responsible for ensuring that the Creation Basket Capital Contribution it intends to transfer to a Fund in exchange for Creation Baskets is available for transfer to such Fund in the manner and at the times described in these Procedures.

Upon acceptance of the Participant Agreement by the Managing Owner, the Managing Owner will assign a personal identification number (a “PIN number”) to each Authorized Person authorized to act for the Participant. This will allow the Participant through its Authorized Person(s) to place Purchase Order Subscription Agreement(s) or Redemption Order(s) for Baskets.

Important Notes:

•	Any Order is subject to rejection by the Managing Owner for the reasons set forth in the Trust Agreement or the Participant Agreement.

•	All Orders are subject to the provisions of the Trust Agreement and the Participant Agreement relating to unclear or ambiguous instructions.

CREATION PROCESS

An order to purchase one or more Creation Baskets placed by a Participant with the Managing Owner by a telephone call placed by the Order Cut-Off Time on a Business Day (such day, “Purchase Order Subscription Date”) results in the issuance and delivery of Creation Baskets at noon, New York time, on the Business Day immediately following the Purchase Order Subscription Date if the Managing Owner has received:

•	for its own account, the Transaction Fee, and

•	for the account of the applicable Fund the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

CREATION PROCEDURES

1.	By the Order Cut-Off Time (1:00 p.m. N.Y. time) on the Purchase Order Subscription Date, an Authorized Person of the Participant calls the Managing Owner at (718) 315-7500 to notify the Managing Owner that the Participant wishes to place a Purchase Order and Subscription Agreement with the Managing Owner to create an identified number of Creation Baskets and to request that the Managing Owner provide an order number (an “Order Number”). Calls placed before the Order Cut-Off Time will be processed even if the call is taken after that time. The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant’s Purchase Order and Subscription Agreement. The Participant then completes and faxes to the Managing Owner the Purchase Order Subscription Agreement included as Exhibit B to the Participant Agreement. The Purchase Order Subscription Agreement must be completed and also include the Authorized Person’s signature, the number of Creation Baskets being purchased, and the Order Number previously provided by the Managing Owner.

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2.	If the Managing Owner has not received the Purchase Order Subscription Agreement from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item (1) above, the Managing Owner places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Purchase Order Subscription Agreement to the Managing Owner within 15 minutes after the Managing Owner’s phone call, the Participant’s Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

3.	If the Managing Owner has received the Participant’s Purchase Order Subscription Agreement on time in accordance with the preceding timing rules, then by 2:30 p.m. N.Y. time the Managing Owner returns to the Participant a copy of the Purchase Order Subscription Agreement submitted, marking it “Accepted.”

4.	As promptly as practicable following the publication of the net asset value of the applicable Fund and the net asset value per share of the applicable Fund on the Purchase Order Subscription Date, the Managing Owner shall communicate to the Authorized Participant the amount of cash necessary for the Creation Basket Capital Contribution and details of the method of payment required for the Creation Basket Capital Contribution.

5.	If the Managing Owner rejects a Purchase Order Subscription Agreement pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Purchase Order Subscription Agreement was rejected.

6.	At noon, New York time, on the Business Day immediately following the Purchase Order Subscription Date the Managing Owner authorizes the creation and issuance of the Creation Baskets ordered by each Participant on the Purchase Order Subscription Date for which the Managing Owner has received confirmation of receipt of (A) for its own account, the Transaction Fee, and (B) for the account of the applicable Fund the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

7.	The Managing Owner will cause the Trust, on behalf of the applicable Fund, to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for the credit of the account of the Participant that placed the Purchase Order Subscription Agreement.

8.

If by noon, New York time, on the Business Day immediately following the Purchase Order Subscription Date the Managing Owner authorizes the creation and issuance of the Creation Baskets ordered by each Participant on the Purchase Order Subscription Date for which the Managing Owner has not received confirmation of receipt of (A) for its own account, the Transaction Fee, and (B) for the account of the applicable Fund the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement,

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the Participant will be charged by the Managing Owner an additional processing charge of $2,000.

[Redemption Process Follows on Next Page]

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REDEMPTION PROCESS

An order to redeem one or more Redemption Baskets placed by a Participant with the Managing Owner by a telephone call placed by the Order Cut-off Time on a Business Day (such day, “Redemption Order Date”) results in the following taking place by noon, New York time, on the Business Day immediately following the Redemption Order Date (the “Redemption Settlement Time”):

•

if a Fund’s account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

REDEMPTION PROCEDURES

1.	By the Order Cut-off Time (1:00 p.m. N.Y. time), an Authorized Person of the Participant calls the Managing Owner at (718) 315-7500 to notify the Managing Owner that the Participant wishes to place a Redemption Order with the Managing Owner to redeem an identified number of Redemption Baskets and to request that the Managing Owner provide an Order Number. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after that time. The Authorized Person provides a PIN number as identification to the Managing Owner. The Managing Owner provides the Participant with an Order Number for the Participant’s Redemption Order Form. The Participant then completes and faxes to the Managing Owner the Redemption Order Form included as Exhibit C to the Participant Agreement. The Redemption Order Form must include the Authorized Person’s signature, the number of Redemption Baskets redeemed, and the Order Number previously provided by the Managing Owner.

2.	If the Managing Owner has not received the Redemption Order Form from the Participant within 15 minutes after the Managing Owner receives the phone call from the Participant referenced in item (1) above, the Managing Owner places a phone call to the Participant to inquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Managing Owner within 15 minutes after the Managing Owner’s phone call, the Participant’s Order is cancelled. The Managing Owner will then notify the Participant that the Order has been cancelled via telephone call.

3.	If the Managing Owner has received the Participant’s Redemption Order Form on time in accordance with the preceding timing rules, then by 2:30 p.m. N.Y. time the Managing Owner returns to the Participant a copy of the Redemption Order Form submitted, marking it “Affirmed.”

4.

As promptly as practicable following the publication of the net asset value of the applicable Fund and the net asset value per share of the applicable Fund on the Redemption Order Date, the Managing Owner shall communicate to the

5

Authorized Participant the amount of cash to be delivered in the Redemption Distribution.

5.	If the Managing Owner rejects a Redemption Order pursuant to the Trust Agreement or the Participant Agreement, the Managing Owner will notify the Participant whose Redemption Order was rejected and the amount of cash contained in the rejected Redemption Order.

6.	By the “Redemption Settlement Time,” if the Managing Owner’s account at the Depository has by such time been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository.

7.	If by the Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until noon, New York time, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”).

8.	If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the applicable Fund’s account at the Depository by noon, New York time, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in item (5) above.

9.	If by such Redemption Settlement Time the applicable Fund has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the applicable Fund’s account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

10.	If, by the Redemption Settlement Time the applicable Fund has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order or the Suspended Redemption Order, as applicable, the Participant will be charged by the Managing Owner an additional processing charge of $2,000.

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